Exhibit 99.2

americold
REALTY TRUST

COLD
LISTED
NYSE

EARNINGS RELEASE & FINANCIAL SUPPLEMENT
Fourth Quarter 2021

Financial Supplement	Fourth Quarter 2021

Financial Supplement	Fourth Quarter 2021

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of December 31, 2021, we operated a global network of 250 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 201 warehouses in North America, 27 in Europe, 19 warehouses in Asia-Pacific, and three warehouses in South America. In addition, we hold two minority interests in Brazilian-based joint ventures, one with SuperFrio, which owns or operates 33 temperature-controlled warehouses and one with Comfrio, which owns or operates 25 temperature-controlled warehouses.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Trustee
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez: Chief Operating Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President

Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Robert L. Bass: Trustee
George F. Chappelle Jr.: Chief Executive Officer and Trustee
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
Pamela K. Kohn: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Financial Supplement	Fourth Quarter 2021

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	David B. Rodgers	216-737-7341	DRodgers@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	212-526-8768	anthony.powell@barclays.com
Berenberg Capital Markets	Nate Crossett	646-949-9030	Nate.Crossett@berenberg-us.com
Citi	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Fourth Quarter 2021
AMERICOLD REALTY TRUST ANNOUNCES FOURTH QUARTER 2021 RESULTS
Atlanta, GA, February 24, 2022 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter ended December 31, 2021.
Fourth Quarter 2021 Highlights
•Total revenue increased 36.8% to $716.5 million.
•Total NOI increased 5.9% to $161.4 million.
•Core EBITDA increased 5.6% on an actual basis, and 7.5% on a constant currency basis, to $123.7 million.
•Net loss of $8.0 million, or $0.03 loss per diluted common share.
•Core FFO of $70.2 million, or $0.26 per diluted common share.
•AFFO of $82.2 million, or $0.31 per diluted common share.
•Global Warehouse segment revenue increased 35.9% to $554.2 million.
•Global Warehouse segment NOI increased 3.6% to $150.9 million.
•Global Warehouse segment same store revenue increased 2.5%, or 2.7% on a constant currency basis, Global Warehouse segment same store NOI decreased by 8.2%, or 8.1% on a constant currency basis.
•On November 12, 2021, closed on the acquisition of a recently constructed cold-storage facility in Denver for $53.6 million. At the end of the year the Company exited a smaller leased facility in this market.
•On November 15, 2021, closed on the acquisition of Lago Cold Stores in Brisbane, Australia for A$106.4 million, or $75.1 million USD. Lago consists of a 5.4 million cubic feet owned facility, generating approximately 78% of its total NOI, and two leased facilities.
•On December 10, 2021, entered into an agreement to increase our revolving credit facility by $150 million and our Term Loan Tranche A-1 by $50 million.
•Announced the expansion of our Barcelona facility with an expected cost of $15 million to add 3.3 million cubic feet to support the growth of existing and new customers in consumer packaged goods, protein and dairy commodities, and food service sector. The expansion is expected to be completed by the fourth quarter of 2022.
•Announced appointment of George Chappelle as permanent Chief Executive Officer by the Board of Trustees.
Full Year 2021 Highlights
•Total revenue increased 36.6% to $2.71 billion.
•Total NOI increased 14.2% to $629.7 million.
•Core EBITDA increased 11.4% to $474.5 million, or 11.0% on a constant currency basis.
•Net loss of $30.3 million, or $0.12 loss per diluted common share.
•Core FFO of $232.8 million, or $0.89 per diluted common share.
•AFFO of $299.5 million, or $1.15 per diluted common share.
•Global Warehouse segment revenue increased 34.6% to $2.09 billion.
•Global Warehouse segment NOI increased 12.7% to $586.4 million.
•Global Warehouse segment same store revenue increased 1.3%, or 0.3% on a constant currency basis, Global Warehouse segment same store NOI decreased 4.9%, or 5.8% on a constant currency basis.

Financial Supplement	Fourth Quarter 2021
Fourth Quarter 2021 Total Company Financial Results
Total revenue for the fourth quarter of 2021 was $716.5 million, a 36.8% increase from the same quarter of the prior year. This growth was primarily driven by the incremental revenue from acquisitions, including warehouse and transportation operations, our recently completed expansion and development projects and contractual and market-driven rate escalations. These increases are partially offset by the continued impacts of COVID-19 and resulting supply chain disruption which impacted our holdings across our network as food production has been unable to keep up with steady consumer demand.
Total NOI for the fourth quarter of 2021 was $161.4 million, an increase of 5.9% from the same quarter of the prior year. This increase is primarily as a result of the acquisitions completed during late 2020 and 2021, partially offset by continued disruption in the food supply chain, labor shortages and wage and other inflationary pressure on costs across our global portfolio.
Core EBITDA was $123.7 million for the fourth quarter of 2021, compared to $117.2 million for the same quarter of the prior year. This reflects a 5.6% increase over prior year on an actual basis, and 7.5% on a constant currency basis, driven primarily from an increase in total NOI, partially offset by incremental selling, general and administrative costs.
For the fourth quarter of 2021, the Company reported net loss of $8.0 million, or $0.03 per diluted share, compared to net loss of $44.0 million, or $0.21 per diluted share, for the same quarter of the prior year.
For the fourth quarter of 2021, Core FFO was $70.2 million, or $0.26 per diluted share, compared to $81.9 million, or $0.39 per diluted share, for same quarter of the prior year.
For the fourth quarter of 2021, AFFO was $82.2 million, or $0.31 per diluted share, compared to $76.9 million, or $0.37 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Fourth Quarter 2021 Global Warehouse Segment Results
For the fourth quarter of 2021, Global Warehouse segment revenue was $554.2 million, an increase of $146.3 million, or 36%, compared to $407.8 million for the fourth quarter of 2020. This growth was driven by the recently completed acquisitions and ramp of recently completed development projects, paired with contractual and market-driven rate escalations, partially offset by the impact of food supply chain disruption resulting in lower economic occupancy and throughput in our same store portfolio.
Global Warehouse segment NOI was $150.9 million for the fourth quarter of 2021, an increase of 3.6%. The increase in Global Warehouse segment NOI is driven by our recently completed acquisitions, largely offset by the impact of inflationary pressures across our portfolio. Global Warehouse segment margin was 27.2% for the fourth quarter of 2021, an 849 basis point decrease compared to the same quarter of the prior year, due to lower-margin acquisitions and inflationary cost pressures.
We had 160 same stores for the three months ended December 31, 2021. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2021. Amounts related to the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark Facility Management acquisitions are reflected within non-same store results.

Financial Supplement	Fourth Quarter 2021

	Three Months Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	241		229	n/a	n/a
Global Warehouse revenue:
Rent and storage	$233,367	$234,150	$173,822	34.3%	34.7%
Warehouse services	320,788	321,873	233,989	37.1%	37.6%
Total revenue	$554,155	$556,023	$407,811	35.9%	36.3%
Global Warehouse contribution (NOI)	$150,884	$151,472	$145,672	3.6%	4.0%
Global Warehouse margin	27.2%	27.2%	35.7%	-849 bps	-848 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,206	n/a	3,367	24.9%	n/a
Average physical occupied pallets	3,861	n/a	3,075	25.6%	n/a
Average physical pallet positions	5,409	n/a	4,252	27.2%	n/a
Economic occupancy percentage	77.8%	n/a	79.2%	-144 bps	n/a
Physical occupancy percentage	71.4%	n/a	72.3%	-94 bps	n/a
Total rent and storage revenue per economic occupied pallet	$55.48	$55.67	$51.62	7.5%	7.8%
Total rent and storage revenue per physical occupied pallet	$60.43	$60.64	$56.52	6.9%	7.3%
Global Warehouse services metrics:
Throughput pallets	10,346	n/a	8,290	24.8%	n/a
Total warehouse services revenue per throughput pallet	$31.01	$31.11	$28.23	9.9%	10.2%

SAME STORE WAREHOUSE
Number of same store warehouses	160		160	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$159,917	$160,263	$155,469	2.9%	3.1%
Warehouse services	218,898	219,164	213,940	2.3%	2.4%
Total same store revenue	$378,815	$379,427	$369,409	2.5%	2.7%
Global Warehouse same store contribution (NOI)	$125,901	$126,073	$137,139	(8.2)%	(8.1)%
Global Warehouse same store margin	33.2%	33.2%	37.1%	-389 bps	-390 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,977	n/a	3,029	(1.7)%	n/a
Average physical occupied pallets	2,653	n/a	2,752	(3.6)%	n/a
Average physical pallet positions	3,746	n/a	3,751	(0.1)%	n/a
Economic occupancy percentage	79.5%	n/a	80.8%	-129 bps	n/a
Physical occupancy percentage	70.8%	n/a	73.4%	-255 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$53.72	$53.84	$51.33	4.7%	4.9%
Same store rent and storage revenue per physical occupied pallet	$60.29	$60.42	$56.50	6.7%	6.9%
Global Warehouse same store services metrics:
Throughput pallets	7,340	n/a	7,440	(1.3)%	n/a
Same store warehouse services revenue per throughput pallet	$29.82	$29.86	$28.76	3.7%	3.8%

Financial Supplement	Fourth Quarter 2021

	Three Months Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	81		69	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$73,450	$73,887	$18,353	300.2%	302.6%
Warehouse services	101,890	102,709	20,049	408.2%	412.3%
Total non-same store revenue	$175,340	$176,596	$38,402	356.6%	359.9%
Global Warehouse non-same store contribution (NOI)	$24,983	$25,399	$8,533	192.8%	197.7%
Global Warehouse non-same store margin	14.2%	14.4%	22.2%	-797 bps	-784 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,229	n/a	338	263.3%	n/a
Average physical occupied pallets	1,209	n/a	324	273.6%	n/a
Average physical pallet positions	1,663	n/a	501	232.0%	n/a
Economic occupancy percentage	73.9%	n/a	67.5%	636 bps	n/a
Physical occupancy percentage	72.7%	n/a	64.6%	810 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$59.75	$60.11	$54.24	10.2%	10.8%
Non-same store rent and storage revenue per physical occupied pallet	$60.76	$61.12	$56.72	7.1%	7.8%
Global Warehouse non-same store services metrics:
Throughput pallets	3,006	n/a	850	253.6%	n/a
Non-same store warehouse services revenue per throughput pallet	$33.89	$34.16	$23.58	43.7%	44.9%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 241 includes three warehouses acquired through the Lago acquisition on November 15, 2021, one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 81 one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Financial Supplement	Fourth Quarter 2021

	Year Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	241		229	n/a	n/a
Global Warehouse revenue:
Rent and storage	$876,153	$867,924	$666,150	31.5%	30.3%
Warehouse services	1,209,234	1,191,387	883,164	36.9%	34.9%
Total revenue	$2,085,387	$2,059,311	$1,549,314	34.6%	32.9%
Global Warehouse contribution (NOI)	$586,436	$579,189	$520,333	12.7%	11.3%
Global Warehouse margin	28.1%	28.1%	33.6%	-546 bps	-546 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,048	n/a	3,233	25.2%	n/a
Average physical occupied pallets	3,701	n/a	2,966	24.8%	n/a
Average physical pallet positions	5,290	n/a	4,095	29.2%	n/a
Economic occupancy percentage	76.5%	n/a	78.9%	-244 bps	n/a
Physical occupancy percentage	70.0%	n/a	72.4%	-246 bps	n/a
Total rent and storage revenue per economic occupied pallet	$216.46	$214.43	$206.03	5.1%	4.1%
Total rent and storage revenue per physical occupied pallet	$236.72	$234.50	$224.60	5.4%	4.4%
Global Warehouse services metrics:
Throughput pallets	39,937	n/a	32,124	24.3%	n/a
Total warehouse services revenue per throughput pallet	$30.28	$29.83	$27.49	10.1%	8.5%

SAME STORE WAREHOUSE
Number of same store warehouses	160		160	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$615,387	$612,311	$613,933	0.2%	(0.3)%
Warehouse services	849,049	836,973	831,679	2.1%	0.6%
Total same store revenue	$1,464,436	$1,449,284	$1,445,612	1.3%	0.3%
Global Warehouse same store contribution (NOI)	$477,521	$473,248	$502,256	(4.9)%	(5.8)%
Global Warehouse same store margin	32.6%	32.7%	34.7%	-214 bps	-209 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	2,886	n/a	3,003	(3.9)%	n/a
Average physical occupied pallets	2,564	n/a	2,747	(6.6)%	n/a
Average physical pallet positions	3,748	n/a	3,741	0.2%	n/a
Economic occupancy percentage	77.0%	n/a	80.3%	-327 bps	n/a
Physical occupancy percentage	68.4%	n/a	73.4%	-500 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$213.22	$212.16	$204.43	4.3%	3.8%
Same store rent and storage revenue per physical occupied pallet	$240.00	$238.80	$223.52	7.4%	6.8%
Global Warehouse same store services metrics:
Throughput pallets	29,096	n/a	29,949	(2.8)%	n/a
Same store warehouse services revenue per throughput pallet	$29.18	$28.77	$27.77	5.1%	3.6%

Financial Supplement	Fourth Quarter 2021

	Year Ended December 31,			Change
Dollars in thousands	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	81		69	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$260,766	$255,613	$52,216	399.4%	389.5%
Warehouse services	360,185	354,414	51,486	599.6%	588.4%
Total non-same store revenue	$620,951	$610,027	$103,702	498.8%	488.2%
Global Warehouse non-same store contribution (NOI)	$108,915	$105,941	$18,077	502.5%	486.1%
Global Warehouse non-same store margin	17.5%	17.4%	17.4%	11 bps	-7 bps
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	1,161	n/a	230	405.0%	n/a
Average physical occupied pallets	1,137	n/a	219	418.6%	n/a
Average physical pallet positions	1,542	n/a	354	335.6%	n/a
Economic occupancy percentage	75.3%	n/a	65.0%	1036 bps	n/a
Physical occupancy percentage	73.7%	n/a	61.9%	1180 bps	n/a
Non-same store rent and storage revenue per economic occupied pallet	$224.51	$220.07	$227.03	(1.1)%	(3.1)%
Non-same store rent and storage revenue per physical occupied pallet	$229.33	$224.80	$238.15	(3.7)%	(5.6)%
Global Warehouse non-same store services metrics:
Throughput pallets	10,841	n/a	2,175	398.4%	n/a
Non-same store warehouse services revenue per throughput pallet	$33.22	$32.69	$23.67	40.4%	38.1%

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 241 includes three warehouses acquired through the Lago acquisition on November 15, 2021, one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020, and five warehouses acquired through the Nova Cold and Newport acquisitions on January 2, 2020. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 81 one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, three warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and ten legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2021, $356.5 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $345.8 million at the end of the third quarter of 2021 and $283.6 million at the end of the fourth quarter of 2020. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 39.3% of rent and storage revenue was generated from fixed commitment storage contracts.

Financial Supplement	Fourth Quarter 2021
Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the fourth quarter of 2021, economic occupancy for the total warehouse segment was 77.8% and warehouse segment same store pool was 79.5%, representing a 637 basis point and 866 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 144 basis points, and the warehouse segment same store pool decreased 129 basis points as compared to the fourth quarter of 2020, as we were impacted by continued supply chain disruption and the impact of the Omicron variant late in the fourth quarter resulting in lower food production.

Real Estate Portfolio
As of December 31, 2021, the Company’s portfolio consists of 250 facilities. The Company ended the fourth quarter of 2021 with 241 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the fourth quarter of 2021, the Company added three facilities through the Lago Cold Stores acquisition, and purchased a recently constructed facility in Denver. Additionally, during the fourth quarter, the Company strategically exited a leased facility in Denver and a leased facility in Canada that was acquired initially in connection with the Nova Cold acquisition in 2020. The same store population consists of 160 facilities for the quarter ended December 31, 2021. The remaining 81 non-same store population includes the 70 facilities that were acquired in connection with the Agro, AM-C, Bowman Stores, Caspers, ColdCo, Hall’s, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark acquisitions, the purchase of a recently constructed facility in Denver, the recently leased facility in Australia and ten legacy facilities, offset by the planned exit of the leased facility in Canada that stemmed from the Liberty Freezers acquisition.

Balance Sheet Activity and Liquidity
As of December 31, 2021, the Company had total liquidity of approximately $803.1 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.1 billion (inclusive of $276.5 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 82% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 6.1x. The Company’s total debt outstanding includes $2.9 billion of real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.2 years and carries a weighted average contractual interest rate of 2.84%. As of December 31, 2021, 75% of the Company’s total debt outstanding was at a fixed rate.

Dividend
On December 7, 2021, the Company’s Board of Trustees declared a dividend of $0.22 per share for the fourth quarter of 2021, which was paid on January 14, 2022 to common shareholders of record as of December 31, 2021.

2022 Outlook
The Company announced its 2022 annual AFFO per share guidance to within the range of $1.00 - $1.10. Refer to page 45 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Financial Supplement	Fourth Quarter 2021
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 24, 2022 at 5:00 p.m. Eastern Time to discuss fourth quarter 2021 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13726533. The telephone replay will be available starting shortly after the call until March 10, 2022.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 250 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution (NOI). A reconciliation from U.S. GAAP net (loss) income available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net (loss) income available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the impact of supply chain disruptions, including, among others, the impact of labor availability, raw material availability, manufacturing and food production and transportation; uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended

Financial Supplement	Fourth Quarter 2021
benefits from our recent acquisitions, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; increased interest rates and operating costs, including as a result of the ongoing COVID-19 pandemic; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; inflation and rising interest rates; labor and power costs; labor shortages; changes in applicable governmental regulations and tax legislation, including in the international markets; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; our relationship with our associates, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; uninsured losses or losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; the potential dilutive effect of our common share offerings; and risks related to any forward sale agreements, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Financial Supplement	Fourth Quarter 2021
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2021

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Fully diluted common shares outstanding at quarter end(1)	271,044	269,073	263,676	257,392	256,829
Common stock share price at quarter end	$32.79	$29.05	$37.85	$38.47	$37.73
Market value of common equity	$8,887,533	$7,816,571	$9,980,137	$9,901,870	$9,690,158

Gross debt (2)	$3,130,620	$2,998,817	$2,874,481	$2,778,873	$2,975,204
Less: cash and cash equivalents	82,958	152,770	316,077	287,691	621,051
Net debt	$3,047,662	$2,846,047	$2,558,404	$2,491,182	$2,354,153

Total enterprise value	$11,935,195	$10,662,618	$12,538,541	$12,393,052	$12,044,311
Net debt / total enterprise value	25.5%	26.7%	20.4%	20.1%	19.5%
Net debt to pro forma Core EBITDA(2)	6.10x	5.49x	4.88x	4.79x	4.43x

	Three Months Ended
Selected Operational Data:	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Warehouse segment revenue	$554,155	$542,047	$503,734	$485,451	$407,811
Total revenue	716,480	708,808	654,707	634,795	523,678
Operating income	4,195	31,535	22,905	14,226	26,771
Net (loss) income	(7,982)	5,308	(13,399)	(14,236)	(43,992)
Total warehouse segment contribution (NOI) (3)	150,884	144,992	144,379	146,181	145,672
Total segment contribution (NOI) (3)	161,367	155,771	155,289	157,240	152,439

Selected Other Data:
Core EBITDA (4)	$123,722	$114,661	$118,339	$117,789	$117,213
Core funds from operations (1)	70,155	61,476	38,620	62,546	81,907
Adjusted funds from operations (1)	82,236	69,595	71,743	75,921	76,882

Earnings Measurements:
Net (loss) income per share - basic	$(0.03)	$0.02	$(0.05)	$(0.06)	$(0.21)
Net (loss) income per share - diluted	$(0.03)	$0.02	$(0.05)	$(0.06)	$(0.21)
Core FFO per diluted share (4)	$0.26	$0.23	$0.15	$0.24	$0.39
AFFO per diluted share (4)	$0.31	$0.27	$0.28	$0.30	$0.37
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.21
Diluted AFFO payout ratio (6)	71.0%	81.5%	78.6%	73.3%	56.8%

Portfolio Statistics:
Total global warehouses	250	248	246	242	238
Average economic occupancy	77.8%	75.9%	75.2%	77.0%	79.2%
Average physical occupancy	71.4%	69.3%	68.8%	70.3%	72.3%
Total global same-store warehouses	160	162	162	162	135

Financial Supplement	Fourth Quarter 2021

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	12/31/2021	12/31/2020
Total debt	$3,119,570	$2,959,252
Deferred financing costs	11,050	15,952
Gross debt	$3,130,620	$2,975,204
Adjustments:
Less: cash, cash equivalents and restricted cash	82,958	621,051
Net debt	$3,047,662	$2,354,153
Core EBITDA - last twelve months	$474,511	$425,910
Core EBITDA from acquisitions (a)	25,190	105,362
Pro forma Core EBITDA - last twelve months	$499,701	$531,272
Net debt to pro forma Core EBITDA	6.10x	4.43x
(a) As of December 31, 2021, amount includes two months of Core EBITDA from the Liberty acquisition, four months of Core EBITDA from the KMT Brrr! acquisition, five months of Core EBITDA from the Bowman Stores acquisition, seven months of Core EBITDA from the ColdCo acquisition, eight months of Core EBITDA from the Newark Facility Management acquisition and 10.5 months of Core EBITDA from the Lago Cold Stores acquisition prior to Americold’s ownership of the respective acquired entities.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Warehouse segment contribution (NOI)	$150,884	$144,992	$144,379	$146,181	$145,672
Third-party managed segment contribution (NOI)	3,338	4,551	1,693	4,382	1,767
Transportation segment contribution (NOI)	7,172	6,251	9,250	6,703	5,043
Other segment contribution (NOI)	(27)	(23)	(33)	(26)	(43)
Total segment contribution (NOI)	$161,367	$155,771	$155,289	$157,240	$152,439
Depreciation and amortization	(87,601)	(70,569)	(84,459)	(77,211)	(58,319)
Selling, general and administrative	(49,004)	(45,545)	(42,475)	(45,052)	(39,536)
Acquisition, litigation and other	(20,567)	(6,338)	(3,922)	(20,751)	(26,535)
Gain from sale of real estate	—	—	—	—	676
Impairment of long-lived assets	—	(1,784)	(1,528)	—	(1,954)
U.S. GAAP operating income	$4,195	$31,535	$22,905	$14,226	$26,771

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, and Core EBITDA” pages 20-22

(5) Distributions per common share	Three Months Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Distributions declared on common shares during the quarter	$59,440	$59,026	$57,897	$56,029	$53,820
Common shares outstanding at quarter end	268,283	266,769	261,015	252,520	251,703
Distributions declared per common share of beneficial interest	$0.22	$0.22	$0.22	$0.22	$0.21

(6) Calculated as distributions declared on common shares divided by AFFO per weighted average diluted share

Financial Supplement	Fourth Quarter 2021

Financial Information

Americold Realty Trust and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31,	December 31,
	2021	2020
Assets
Property, buildings and equipment:
Land	$807,495	$662,885
Buildings and improvements	4,152,763	4,004,824
Machinery and equipment	1,352,399	1,177,572
Assets under construction	450,153	303,531
	6,762,810	6,148,812
Accumulated depreciation	(1,634,909)	(1,382,298)
Property, buildings and equipment – net	5,127,901	4,766,514

Operating lease right-of-use assets	377,536	291,797
Accumulated depreciation – operating leases	(57,483)	(24,483)
Operating leases – net	320,053	267,314

Financing leases:
Buildings and improvements	13,552	60,513
Machinery and equipment	146,341	109,416
	159,893	169,929
Accumulated depreciation – financing leases	(58,165)	(40,937)
Financing leases – net	101,728	128,992
Cash, cash equivalents and restricted cash	82,958	621,051
Accounts receivable – net of allowance of $18,755 and $12,286 at December 31, 2021 and December 31, 2020, respectively	380,014	324,221
Identifiable intangible assets – net	980,966	797,423
Goodwill	1,072,980	794,335
Investments in partially owned entities	37,458	44,907
Other assets	112,139	86,394
Total assets	$8,216,197	$7,831,151
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$399,314	$—
Accounts payable and accrued expenses	559,412	552,547
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $11,050 and $15,952 in the aggregate, at December 31, 2021 and December 31, 2020, respectively	2,443,806	2,648,266
Sale-leaseback financing obligations	178,817	185,060
Financing lease obligations	97,633	125,926
Operating lease obligations	301,765	269,147
Unearned revenue	26,143	19,209
Pension and postretirement benefits	2,843	9,145
Deferred tax liability – net	169,209	220,502
Multiemployer pension plan withdrawal liability	8,179	8,528
Total liabilities	4,187,121	4,038,330
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 and 325,000,000 authorized shares; 268,282,592 and 251,702,603 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	2,683	2,517
Paid-in capital	5,171,690	4,687,823
Accumulated deficit and distributions in excess of net earnings	(1,157,888)	(895,521)
Accumulated other comprehensive income (loss)	4,522	(4,379)
Total shareholders’ equity	4,021,007	3,790,440
Noncontrolling interests:
Noncontrolling interests in operating partnership and consolidated joint venture	8,069	2,381
Total equity	4,029,076	3,792,821

Total liabilities and equity	$8,216,197	$7,831,151

Financial Supplement	Fourth Quarter 2021

Americold Realty Trust and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rent, storage and warehouse services	$554,155	$407,811	$2,085,387	$1,549,314
Third-party managed services	84,284	78,538	317,311	291,751
Transportation services	78,041	37,329	312,092	142,203
Other	—	—	—	4,459
Total revenues	716,480	523,678	2,714,790	1,987,727
Operating expenses:
Rent, storage and warehouse services cost of operations	403,271	262,139	1,498,951	1,028,981
Third-party managed services cost of operations	80,946	76,771	303,347	279,523
Transportation services cost of operations	70,869	32,286	282,716	123,396
Cost of operations related to other revenues	27	43	109	4,329
Depreciation and amortization	87,601	58,319	319,840	215,891
Selling, general and administrative	49,004	39,536	182,076	144,738
Acquisition, litigation and other, net	20,567	26,535	51,578	36,306
Impairment of long-lived assets	—	1,954	3,312	8,236
Gain from sale of real estate	—	(676)	—	(22,124)
Total operating expenses	712,285	496,907	2,641,929	1,819,276

Operating income	4,195	26,771	72,861	168,451

Other (expense) income:
Interest expense	(21,339)	(21,367)	(99,177)	(91,481)
Loss on debt extinguishment, modifications and termination of derivative instruments	(638)	(9,194)	(5,689)	(9,975)
Interest income	91	135	841	1,162
Bridge loan commitment fees	—	(2,438)	—	(2,438)
Foreign currency exchange loss, net	(294)	(44,905)	(610)	(45,278)
Other income (expense), net	1,230	(2,395)	1,900	(2,563)
Gain from sale of partially owned entities	—	—	—	—
(Loss) income from investments in partially owned entities	(753)	4	(2,004)	(250)
(Loss) income before income tax benefit (expense)	(17,508)	(53,389)	(31,878)	17,628
Income tax benefit (expense)
Current	(625)	18	(7,578)	(6,805)
Deferred	10,151	9,379	9,147	13,732
Total income tax benefit (expense)	9,526	9,397	1,569	6,927

Net (loss) income	$(7,982)	$(43,992)	$(30,309)	$24,555
Net (loss) income attributable to non controlling interests	(18)	15	146	15
Net (loss) income attributable to Americold Realty Trust	$(7,964)	$(44,007)	$(30,455)	$24,540

Weighted average common shares outstanding – basic	267,499	205,984	259,056	203,255
Weighted average common shares outstanding – diluted	268,179	209,928	261,126	206,940

Net (loss) income per common share of beneficial interest - basic	$(0.03)	$(0.21)	$(0.12)	$0.11
Net (loss) income per common share of beneficial interest - diluted	$(0.03)	$(0.21)	$(0.12)	$0.11

Financial Supplement	Fourth Quarter 2021

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020
Net (loss) income	$(7,982)	$5,308	$(13,399)	$(14,236)	$(43,992)	$(30,309)	$24,555
Adjustments:
Real estate related depreciation	54,816	48,217	44,871	52,280	39,128	200,184	146,417
Net gain on sale of real estate, net of withholding taxes(a)	—	—	—	—	(676)	—	(21,759)
Net loss (gain) on asset disposals	65	(1)	(13)	(39)	888	12	2,045
Impairment charges on real estate assets	—	224	1,528	—	2,449	1,752	5,630
Our share of reconciling items related to partially owned entities	822	463	861	266	182	2,412	449
NAREIT Funds from operations	$47,721	$54,211	$33,848	$38,271	$(2,021)	174,051	157,337
Adjustments:
Net loss (gain) on sale of non-real estate assets	861	(171)	(304)	(119)	1,112	267	595
Acquisition, litigation and other	20,567	6,338	3,922	20,751	26,535	51,578	36,306
Non-core asset impairment	—	—	—	—	(495)	—	2,606
Share-based compensation expense, IPO grants	—	—	—	163	200	163	972
Loss on debt extinguishment, modifications and termination of derivative instruments	638	627	925	3,499	9,194	5,689	9,975
Bridge loan commitment fees	—	—	—	—	2,438	—	2,438
Foreign currency exchange loss (gain)	294	349	140	(173)	44,905	610	45,278
Our share of reconciling items related to partially owned entities	74	122	89	154	39	439	194
Core FFO applicable to common shareholders	$70,155	$61,476	$38,620	$62,546	$81,907	232,797	255,701
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,104	1,088	1,085	1,148	1,202	4,425	5,147
Non-real estate asset impairment	—	1,560	—	—	—	1,560	—
Amortization of below/above market leases	843	1,017	362	39	37	2,261	152
Straight-line net rent	(302)	411	(170)	(155)	(324)	(216)	(628)
Deferred income tax (benefit) expense	(10,151)	(3,562)	6,568	(2,002)	(9,379)	(9,147)	(13,732)
Share-based compensation expense, excluding IPO grants	9,112	4,291	5,467	4,867	4,371	23,737	16,939
Non-real estate depreciation and amortization	32,785	22,352	39,588	24,931	19,191	119,656	69,474
Maintenance capital expenditures(b)	(20,808)	(18,938)	(20,488)	(15,731)	(20,291)	(75,965)	(65,547)
Our share of reconciling items related to partially owned entities	(502)	(100)	711	278	168	387	371
Adjusted FFO applicable to common shareholders	$82,236	$69,595	$71,743	$75,921	$76,882	299,495	267,877

Financial Supplement	Fourth Quarter 2021

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020

NAREIT Funds from operations	$47,721	$54,211	$33,848	$38,271	$(2,021)	$174,051	$157,337
Core FFO applicable to common shareholders	$70,155	$61,476	$38,620	$62,546	$81,907	$232,797	$255,701
Adjusted FFO applicable to common shareholders	$82,236	$69,595	$71,743	$75,921	$76,882	$299,495	$267,877

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	267,499	261,865	253,213	252,938	205,984	259,056	203,255
Dilutive stock options, unvested restricted stock units, equity forward contracts	680	685	3,544	3,226	3,944	2,070	3,685
Weighted average dilutive shares	268,179	262,550	256,757	256,164	209,928	261,126	206,940

NAREIT FFO - basic per share	$0.18	$0.21	$0.13	$0.15	$(0.01)	$0.67	$0.77
NAREIT FFO - diluted per share	$0.18	$0.21	$0.13	$0.15	$(0.01)	$0.67	$0.76

Core FFO - basic per share	$0.26	$0.23	$0.15	$0.25	$0.40	$0.90	$1.26
Core FFO - diluted per share	$0.26	$0.23	$0.15	$0.24	$0.39	$0.89	$1.24

Adjusted FFO - basic per share	$0.31	$0.27	$0.28	$0.30	$0.37	$1.16	$1.32
Adjusted FFO - diluted per share	$0.31	$0.27	$0.28	$0.30	$0.37	$1.15	$1.29

(a)	Loss (gain) on sale of real estate, net of withholding tax include withholding tax on the sale of Sydney land which is included in income tax expense on the Consolidated Statement of Operations during 2020.
(b)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Fourth Quarter 2021

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	2021	2020
Net (loss) income	$(7,982)	$5,308	$(13,399)	$(14,236)	$(43,992)	$(30,309)	$24,555
Adjustments:
Depreciation and amortization	87,601	70,569	84,459	77,211	58,319	319,840	215,891
Interest expense	21,339	25,303	26,579	25,956	21,367	99,177	91,481
Income tax (benefit) expense	(9,526)	(226)	8,974	(791)	(9,397)	(1,569)	(7,292)
EBITDA	$91,432	$100,954	$106,613	$88,140	$26,297	$387,139	$324,635
Adjustments:
Net gain on sale of real estate, net of withholding taxes	—	—	—	—	(676)	—	(21,759)
Adjustment to reflect share of EBITDAre of partially owned entities	4,625	1,854	1,838	649	432	8,966	1,022
NAREIT EBITDAre	$96,057	$102,808	$108,451	$88,789	$26,053	$396,105	$303,898
Adjustments:
Acquisition, litigation and other	20,567	6,338	3,922	20,751	26,535	51,578	36,306
Loss (income) from investments in partially owned entities	753	490	61	700	(4)	2,004	250
Asset impairment	—	1,784	1,528	—	1,954	3,312	8,236
Foreign currency exchange loss (gain)	294	349	140	(173)	44,905	610	45,278
Share-based compensation expense	9,112	4,291	5,467	5,030	4,571	23,900	17,911
Loss on debt extinguishment, modifications and termination of derivative instruments	638	627	925	3,499	9,194	5,689	9,975
Bridge loan commitment fees	—	—	—	—	2,438	—	2,438
Loss (gain) on real estate and other asset disposals	926	(172)	(317)	(158)	1,999	279	2,640
Reduction in EBITDAre from partially owned entities	(4,625)	(1,854)	(1,838)	(649)	(432)	(8,966)	(1,022)
Core EBITDA	$123,722	$114,661	$118,339	$117,789	$117,213	$474,511	$425,910

Financial Supplement	Fourth Quarter 2021

Acquisition, Litigation and Other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Annual Report on Form 10-K.

	Three Months Ended December 31,		Year Ended December 31,
Acquisition, litigation and other, net	2021	2020	2021	2020
Acquisition and integration related costs	$16,414	$18,188	$39,265	$26,466
Litigation	1,275	52	2,217	310
Severance costs	6,058	67	8,908	1,089
Terminated site operations costs	806	644	884	124
Cyber incident related costs, net of insurance recoveries	(3,986)	7,908	(447)	7,908
Other, net	—	(324)	751	409
Total acquisition, litigation and other, net	$20,567	$26,535	$51,578	$36,306

Financial Supplement	Fourth Quarter 2021

Debt Detail and Maturities
(In thousands - unaudited)
	As of December 31, 2021
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2020 Senior Unsecured Revolving Credit Facility-1(1)(2)(7)(10)	$43,516	C+0.85%	1.83%	3/2025
2020 Senior Unsecured Revolving Credit Facility-2(1)(2)(9)(11)	92,694	S+0.85%	1.61%	3/2025
2020 Senior Unsecured Revolving Credit Facility-3(1)(2)(13)(14)	58,104	B+0.85%	1.45%	3/2025
2020 Senior Unsecured Revolving Credit Facility-4(1)(2)	205,000	L+0.85%	1.48%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-1(2)(6)	175,000	L+0.95%	1.33%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-2(2)(7)	197,800	C+0.95%	1.55%	3/2025
Series A notes	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Series D notes(8)	454,800	1.62%	1.67%	1/2031
Series E notes(8)	397,950	1.65%	1.70%	1/2033
Total Unsecured Debt	2,574,864	2.55%	2.71%	6.7 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	167,545	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	269,545	5.45%	5.72%	1.3 years

Chile Mortgage Loans(12)	9,761	4.01%	4.01%	2022 - 2029

Total Real Estate Debt	$2,854,170	2.84%	3.00%	6.2 years

Sale-leaseback financing obligations	178,817	10.99%
Financing lease obligations	97,633	3.38%
Total Debt Outstanding	$3,130,620	3.32%

Less: unamortized deferred financing costs	(11,050)
Total Book Value of Debt	$3,119,570

Rate Type		% of Total
Fixed	$2,358,506	75%
Variable	772,114	25%
Total Debt Outstanding	$3,130,620	100%

Debt Type		% of Total
Unsecured	$2,574,864	82%
Secured	555,756	18%
Total Debt Outstanding	$3,130,620	100%
(1)Revolver maturity assumes two six-month extension options. The borrowing capacity as of December 31, 2021 is $1.15 billion less $21.6 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.
(2)L = one-month LIBOR; C = one-month CDOR; B = one-month Bank Bill Swap Rate;; S = one-month Sterling Overnight Interbank Average Rate.
(3)Interest rates as of December 31, 2021. At December 31, 2021, the one-month LIBOR rate on our Senior Unsecured Term Loan Tranche A-4 was 0.10%. At December 31, 2021, the one-month CDOR rate on our Senior Unsecured Term Loan Tranche A-1 was 0.45%. At December 31, 2021, the Sterling Overnight Interbank Average Rate on our 2020 Senior Unsecured Revolving Credit Facility-2 was 0.19%. At December 31, 2021, the Bank Bill Swap Rate on our 2020 Senior Unsecured Revolving Credit Facility-3 was 0.07% Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.
(4)The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.
(5)Subtotals of stated maturity dates represent remaining weighted average life of the debt.
(6)On January 29, 2021, the Company repaid $200 million USD of the Term Loan A Facility Tranche A-1 using cash on the balance sheet and increased the borrowing capacity of Revolver from $800 million to $1 billion. On December 10th, 2021, the Company exchanged $50 million USD of revolver draws for permanent Term Loan A debt, and increased the borrowing capacity of Revolver from $1 billion to $1.15 billion.
(7)Assumes CAD/USD exchange rate of 0.791.

Financial Supplement	Fourth Quarter 2021

(8)Assumes an EUR/USD exchange rate of 1.137.
(9)Assumes GBP/USD exchange rate of 1.353.
(10)The Senior Unsecured Revolving Credit Facility Draw 1 balance as of December 31, 2021 is CAD $55.0 million. The carrying value in the table above is the US dollar equivalent as of December 31, 2021.
(11)The Senior Unsecured Revolving Credit Facility Draw 2 balance as of December 31, 2021 is GBP $68.5 million. The carrying value in the table above is the US dollar equivalent as of December 31, 2021.
(12)The Chile Mortgages were assumed in connection with the Agro Acquisition, and have varying maturities and interest rates. The above aggregates these given the immaterial balance of each individually.
(13)Assumes AUD/USD exchange rate of 0.726.
(14)The Senior Unsecured Revolving Credit Facility Draw 3 as of December 31, 2021, is denominated in AUD and aggregates to AUD 80.0 million. The carrying value in the table above is the US dollar equivalent as of December 31, 2021.

Financial Supplement	Fourth Quarter 2021

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands - unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Segment revenues:
Warehouse	$554,155	$407,811	$2,085,387	$1,549,314
Third-party managed	84,284	78,538	317,311	291,751
Transportation	78,041	37,329	312,092	142,203
Other	—	—	—	4,459
Total revenues	716,480	523,678	2,714,790	1,987,727

Segment contribution (NOI):
Warehouse	150,884	145,672	586,436	520,333
Third-party managed	3,338	1,767	13,964	12,228
Transportation	7,172	5,043	29,376	18,807
Other	(27)	(43)	(109)	130
Total segment contribution (NOI)	161,367	152,439	629,667	551,498

Reconciling items:
Depreciation and amortization	(87,601)	(58,319)	(319,840)	(215,891)
Selling, general and administrative	(49,004)	(39,536)	(182,076)	(144,738)
Acquisition, litigation and other, net	(20,567)	(26,535)	(51,578)	(36,306)
Impairment of long-lived assets	—	(1,954)	(3,312)	(8,236)
Gain from sale of real estate	—	676	—	22,124
Interest expense	(21,339)	(21,367)	(99,177)	(91,481)
Loss on debt extinguishment, modifications and termination of derivative instruments	(638)	(9,194)	(5,689)	(9,975)
Interest income	91	135	841	1,162
Bridge loan commitment fees	—	(2,438)	—	(2,438)
Foreign currency exchange loss, net	(294)	(44,905)	(610)	(45,278)
Other income (expense), net	1,230	(2,395)	1,900	(2,563)
(Loss) income from investments in partially owned entities	(753)	4	(2,004)	(250)
(Loss) income before income tax benefit (expense)	$(17,508)	$(53,389)	$(31,878)	$17,628
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
In addition to our primary business segments, we owned a limestone quarry in Carthage, Missouri. We do not view the operation of the quarry as an integral part of our business, and as a result this business segment was subsequently sold on July 1, 2020.

Financial Supplement	Fourth Quarter 2021

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021 2018 2019 2020 2021

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of December 31, 2021, we had entered into contracts featuring fixed storage commitments or leases with 176 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Fourth Quarter 2021
Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	38	293.4	21%	946	81%	72%	$438.5	$109.3	1,047
Southeast	60	340.2	24%	1,093	73%	66%	438.5	106.7	889
Central	51	305.8	21%	1,301	76%	69%	443.4	149.3	957
West	38	237.2	17%	991	67%	61%	281.6	88.3	612
Canada	6	33.7	2%	117	82%	82%	41.3	15.3	103
North America Total	193	1,210.3	85%	4,448	75%	68%	$1,643.3	$468.9	2,697
Netherlands	7	36.7	3%	123	77%	77%	67.9	13.6	473
United Kingdom	6	40.1	3%	247	86%	86%	43.4	13.3	138
Spain	4	15.2	1%	55	62%	62%	18.3	4.0	304
Portugal	4	11.5	1%	54	84%	84%	16.9	5.2	201
Ireland	3	9.5	1%	35	99%	99%	13.9	5.3	135
Austria	1	4.2	—%	42	87%	87%	21.7	6.1	163
Poland	2	3.5	—%	14	80%	80%	4.6	0.1	72
Europe Total	27	120.7	8%	569	82%	82%	$186.7	$47.6	1,382
Australia	11	57.3	4%	157	94%	78%	202.0	50.5	126
New Zealand	7	20.4	1%	71	90%	83%	35.2	13.0	60
Asia-Pacific Total	18	77.7	5%	228	93%	80%	$237.2	$63.5	182
Argentina	2	9.7	1%	23	71%	71%	8.4	2.2	47
Chile	1	7.6	1%	23	105%	105%	9.8	4.2	32
South America Total	3	17.3	1%	46	88%	88%	$18.2	$6.4	79
Warehouse Segment Total / Average	241	1,426.0	100%	5,290	85%	82%	$2,085.4	$586.4	4,319
Third-Party Managed Portfolio
United States	7	38.5	88%	—	—	—	$293.2	$9.5	4
Canada	1	5.3	12%	—	—	—	2.7	0.7	1
North America Total / Average	8	43.8	100%	—	—	—	$295.9	$10.2	5
Asia-Pacific	1	—	—%	—	—	—	21.4	3.8	1
Third-Party Managed Total / Average	9	43.8	100%	—	—	—	$317.3	$14.0	6
Portfolio Total / Average	250	1,469.8	100%	5,290	76%	70%	$2,402.7	$600.4	4,319
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Year ended December 31, 2021.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other expenses and gain or loss on sale of real estate). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of December 31, 2021, we owned 153 of our North American warehouses and 37 of our international warehouses, and we leased 40 of our North American warehouses and eleven of our international warehouses. As of December 31, 2021, fifteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Fourth Quarter 2021

Warehouse Segment Cubic Feet by Warehouse Type
(At December 31, 2021)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 45%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended December 31, 2021)

Fresh Produce: 5%
Frozen Produce: 6%
Bakery: 4%
Beef: 5%
Distributors (3): 2%
Seafood: 2%
Beverage: 1%
Retail (1): 21%
Packaged Foods (2): 17%
Poultry: 13%
Other: 6%
Dairy: 8%
Potatoes: 7%
Pork: 4%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended December 31, 2021)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 52%
Production Advantaged: 23%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended December 31, 2021)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 45%
Production Advantaged: 29%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: December 31, 2021 LTM Revenue and NOI pro forma 2021 acquisitions.
December 31, 2021 warehouse segment cubic feet includes all 2021 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Fourth Quarter 2021

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of December 31, 2021. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Year Ended December 31, 2021	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Year Ended December 31, 2021(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	42	$38,804	4.3%	$220,491	$38,807
2022	90	94,216	10.4%	233,156	98,150
2023	51	76,330	8.4%	159,142	78,819
2024	45	49,758	5.5%	118,131	53,464
2025	13	21,218	2.3%	42,455	23,113
2026	14	35,013	3.9%	61,022	35,585
2027	5	6,131	0.7%	10,836	6,583
2028	2	1,163	0.1%	4,659	1,166
2029 and thereafter	10	33,848	3.7%	60,303	38,260
Total	272	$356,481	39.3%	$910,195	$373,947
____________________
Note: December 31, 2021 LTM total revenue and rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of December 31, 2021, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the year ended December 31, 2021, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of December 31, 2021 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2021

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of December 31, 2021. These leases had a weighted average remaining term of 43 months as of December 31, 2021.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Year Ended December 31, 2021	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	5	$954	0.1%	119	4.0%	$957
2022	31	8,745	1.0%	500	16.7%	11,245
2023	11	6,600	0.7%	734	24.5%	6,652
2024	12	4,142	0.5%	724	24.1%	4,579
2025	7	4,343	0.5%	321	10.7%	4,701
2026	4	3,100	0.3%	304	10.1%	3,426
2027 and thereafter	7	5,082	0.6%	296	9.9%	6,932
Total	77	$32,966	3.6%	2,998	100%	$38,492
____________________
Note: December 31, 2021 LTM rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of December 31, 2021, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2021

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$17,279	$16,541	$62,677	$55,967
Personal property	1,387	801	5,828	4,768
Information technology	2,142	2,948	7,460	4,812
Maintenance capital expenditures (1)	$20,808	$20,290	$75,965	$65,547

Maintenance capital expenditures per cubic foot	$0.014	$0.014	$0.052	$0.055
(1) Excludes $15.8 million of deferred acquisition maintenance capital expenditures incurred for the year ended December 31, 2021.

Repair and Maintenance Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per cubic foot amounts)
Real estate	$10,852	$6,519	$31,612	$27,797
Personal property	12,274	7,339	53,006	30,105
Repair and maintenance expenses	$23,126	$13,858	$84,618	$57,902

Repair and maintenance expenses per cubic foot	$0.016	$0.010	$0.058	$0.049

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$125,037	$1,485,083	$741,353	$1,858,937
Asset acquisitions	53,641	—	53,641	25,638
Expansion and development initiatives(2)	81,427	124,209	324,499	298,794
Information technology	2,376	2,635	7,630	7,804
Growth and expansion capital expenditures	$262,481	$1,611,927	$1,127,123	$2,191,173

(2)We capitalized interest of $3.2 million and $1.8 million for the three months ended December 31, 2021 and 2020, respectively. During the year ended December 31, 2021 and 2020, we capitalized interest of $11.6 million and $4.0 million, respectively. During the three months ended December 31, 2021 and 2020, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.0 million and $0.3 million, respectively, and during each of the years ended December 31, 2021 and 2020, we capitalized $3.5 million and , $0.9 million respectively.

Financial Supplement	Fourth Quarter 2021

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended December 31, 2021 and 2020.

	Three Months Ended December 31,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$233,367	$234,150	$173,822	34.3%	34.7%
Warehouse services	320,788	321,873	233,989	37.1%	37.6%
Total warehouse segment revenue	$554,155	$556,023	$407,811	35.9%	36.3%

Power	32,220	32,358	21,615	49.1%	49.7%
Other facilities costs (2)	53,029	53,158	34,716	52.8%	53.1%
Labor	250,308	250,974	174,952	43.1%	43.5%
Other services costs (3)	67,714	68,061	30,856	119.5%	120.6%
Total warehouse segment cost of operations	$403,271	$404,551	$262,139	53.8%	54.3%
Warehouse segment contribution (NOI)	$150,884	$151,472	$145,672	3.6%	4.0%

Warehouse rent and storage contribution (NOI) (4)	$148,118	$148,634	$117,491	26.1%	26.5%
Warehouse services contribution (NOI) (5)	$2,766	$2,838	$28,181	(90.2)%	(89.9)%

Total warehouse segment margin	27.2%	27.2%	35.7%	-849 bps	-848 bps
Rent and storage margin(6)	63.5%	63.5%	67.6%	-412 bps	-411 bps
Warehouse services margin(7)	0.9%	0.9%	12.0%	-1118 bps	-1116 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $11.1 million and $3.7 million for the fourth quarter 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.0 million and $2.0 million for the fourth quarter of 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2021

The following table presents the operating results of our warehouse segment for the year ended December 31, 2021 and 2020.

	Year Ended December 31,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
	(Dollars in thousands)
Rent and storage	$876,153	$867,924	$666,150	31.5%	30.3%
Warehouse services	1,209,234	1,191,387	883,164	36.9%	34.9%
Total warehouse segment revenues	2,085,387	2,059,311	1,549,314	34.6%	32.9%

Power	129,535	128,456	90,533	43.1%	41.9%
Other facilities costs (2)	208,172	205,970	137,215	51.7%	50.1%
Labor	934,782	920,894	677,039	38.1%	36.0%
Other services costs (3)	226,462	224,802	124,194	82.3%	81.0%
Total warehouse segment cost of operations	$1,498,951	$1,480,122	$1,028,981	45.7%	43.8%

Warehouse segment contribution (NOI)	$586,436	$579,189	$520,333	12.7%	11.3%
Warehouse rent and storage contribution (NOI) (4)	$538,446	$533,498	$438,402	22.8%	21.7%
Warehouse services contribution (NOI) (5)	$47,990	$45,691	$81,931	(41.4)%	(44.2)%

Total warehouse segment margin	28.1%	28.1%	33.6%	-546 bps	-546 bps
Rent and storage margin(6)	61.5%	61.5%	65.8%	-436 bps	-434 bps
Warehouse services margin(7)	4.0%	3.8%	9.3%	-531 bps	-544 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $41.8 million and $12.9 million, on an actual basis, for the year ended December 31, 2021 and 2020, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $11.7 million and $9.4 million, on an actual basis, for the year ended December 31, 2021 and 2020, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2021

Same-store Financial Performance - The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2021 and 2020.

	Three Months Ended December 31,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	160		160	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$159,917	$160,263	$155,469	2.9%	3.1%
Warehouse services	218,898	219,164	213,940	2.3%	2.4%
Total same store revenues	$378,815	$379,427	$369,409	2.5%	2.7%
Same store cost of operations:
Power	19,876	19,940	19,556	1.6%	2.0%
Other facilities costs	30,626	30,696	29,463	3.9%	4.2%
Labor	170,753	171,021	156,576	9.1%	9.2%
Other services costs	31,659	31,697	26,675	18.7%	18.8%
Total same store cost of operations	$252,914	$253,354	$232,270	8.9%	9.1%

Same store contribution (NOI)	$125,901	$126,073	$137,139	(8.2)%	(8.1)%
Same store rent and storage contribution (NOI)(2)	$109,415	$109,627	$106,450	2.8%	3.0%
Same store services contribution (NOI)(3)	$16,486	$16,446	$30,689	(46.3)%	(46.4)%

Total same store margin	33.2%	33.2%	37.1%	-389 bps	-390 bps
Same store rent and storage margin(4)	68.4%	68.4%	68.5%	-5 bps	-7 bps
Same store services margin(5)	7.5%	7.5%	14.3%	-681 bps	-684 bps

Number of non-same store warehouses(6)	81		69	n/a	n/a
Non-same store revenues:
Rent and storage	$73,450	$73,887	$18,353	300.2%	302.6%
Warehouse services	101,890	102,709	20,049	408.2%	412.3%
Total non-same store revenues	$175,340	$176,596	$38,402	356.6%	359.9%
Non-same store cost of operations:
Power	12,344	12,418	2,059	499.5%	503.1%
Other facilities costs	22,403	22,462	5,253	326.5%	327.6%
Labor	79,555	79,953	18,376	332.9%	335.1%
Other services costs	36,055	36,364	4,181	762.4%	769.7%
Total non-same store cost of operations	$150,357	$151,197	$29,869	403.4%	406.2%

Non-same store contribution (NOI)	$24,983	$25,399	$8,533	192.8%	197.7%
Non-same store rent and storage contribution (NOI)(2)	$38,703	$39,007	$11,041	250.5%	253.3%
Non-same store services contribution (NOI)(3)	$(13,720)	$(13,608)	$(2,508)	(447.0)%	(442.6)%

Total warehouse segment revenues	$554,155	$556,023	$407,811	35.9%	36.3%
Total warehouse cost of operations	$403,271	$404,551	$262,139	53.8%	54.3%
Total warehouse segment contribution (NOI)	$150,884	$151,472	$145,672	3.6%	4.0%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 81 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and eleven legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2021

The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the year ended December 31, 2021 and 2020.

	Year Ended December 31,			Change
	2021 actual	2021 constant currency(1)	2020 actual	Actual	Constant currency
Number of same store warehouses	160		160	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$615,387	$612,311	$613,933	0.2%	(0.3)%
Warehouse services	849,049	836,973	831,679	2.1%	0.6%
Total same store revenues	1,464,436	1,449,284	1,445,612	1.3%	0.3%
Same store cost of operations:
Power	84,844	84,697	84,018	1.0%	0.8%
Other facilities costs	126,534	125,808	122,705	3.1%	2.5%
Labor	658,237	648,565	624,609	5.4%	3.8%
Other services costs	117,300	116,966	112,024	4.7%	4.4%
Total same store cost of operations	$986,915	$976,036	$943,356	4.6%	3.5%

Same store contribution (NOI)	$477,521	$473,248	$502,256	(4.9)%	(5.8)%
Same store rent and storage contribution (NOI)(2)	$404,009	$401,806	$407,210	(0.8)%	(1.3)%
Same store services contribution (NOI)(3)	$73,512	$71,442	$95,046	(22.7)%	(24.8)%

Total same store margin	32.6%	32.7%	34.7%	-214 bps	-209 bps
Same store rent and storage margin(4)	65.7%	65.6%	66.3%	-68 bps	-71 bps
Same store services margin(5)	8.7%	8.5%	11.4%	-277 bps	-289 bps

Number of non-same store warehouses(6)	81		69	n/a	n/a
Non-same store revenues:
Rent and storage	$260,766	$255,613	$52,216	399.4%	389.5%
Warehouse services	360,185	354,414	51,486	599.6%	588.4%
Total non-same store revenues	620,951	610,027	103,702	498.8%	488.2%
Non-same store cost of operations:
Power	44,691	43,759	6,515	586.0%	571.7%
Other facilities costs	81,638	80,162	14,509	462.7%	452.5%
Labor	276,546	272,329	52,431	427.4%	419.4%
Other services costs	109,161	107,836	12,170	797.0%	786.1%
Total non-same store cost of operations	$512,036	$504,086	$85,625	498.0%	488.7%

Non-same store contribution (NOI)	$108,915	$105,941	$18,077	502.5%	486.1%
Non-same store rent and storage contribution (NOI)(2)	$134,437	$131,692	$31,192	331.0%	322.2%
Non-same store services contribution (NOI)(3)	$(25,522)	$(25,751)	$(13,115)	(94.6)%	(96.3)%

Total warehouse segment revenues	$2,085,387	$2,059,311	$1,549,314	34.6%	32.9%
Total warehouse cost of operations	$1,498,951	$1,480,122	$1,028,981	45.7%	43.8%
Total warehouse segment contribution (NOI)	$586,436	$579,189	$520,333	12.7%	11.3%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 81 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and eleven legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2021

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended December 31, 2021 and 2020.

	Three Months Ended December 31,		Change
Units in thousands except per pallet and site data - unaudited	2021	2020
Number of same store warehouses	160	160	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	2,977	3,029	(1.7)%
Economic occupancy percentage	79.5%	80.8%	-129 bps
Same store rent and storage revenues per economic occupied pallet	$53.72	$51.33	4.7%
Constant currency same store rent and storage revenue per economic occupied pallet	$53.84	$51.33	4.9%

Physical occupancy(2)
Average physical occupied pallets	2,653	2,752	(3.6)%
Average physical pallet positions	3,746	3,751	(0.1)%
Physical occupancy percentage	70.8%	73.4%	-255 bps
Same store rent and storage revenues per physical occupied pallet	$60.29	$56.50	6.7%
Constant currency same store rent and storage revenues per physical occupied pallet	$60.42	$56.50	6.9%

Same store warehouse services:
Throughput pallets	7,340	7,440	(1.3)%
Same store warehouse services revenues per throughput pallet	$29.82	$28.76	3.7%
Constant currency same store warehouse services revenues per throughput pallet	$29.86	$28.76	3.8%

Number of non-same store warehouses(3)	81	69	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	1,229	338	263.3%
Economic occupancy percentage	73.9%	67.5%	636 bps

Physical occupancy(2)
Average physical occupied pallets	1,209	324	273.6%
Average physical pallet positions	1,663	501	232.0%
Physical occupancy percentage	72.7%	64.6%	810 bps

Non-same store warehouse services:
Throughput pallets	3,006	850	253.6%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 81 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and eleven legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2021

The following table provides certain operating metrics to explain the drivers of our same store performance for the year ended December 31, 2021 and 2020.

	Year Ended December 31,
Units in thousands except per pallet and site number data - unaudited	2021	2020	Change
Number of same store sites	160	160	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	2,886	3,003	(3.9)%
Economic occupancy percentage	77.0%	80.3%	-327 bps
Same store rent and storage revenues per economic occupied pallet	$213.22	$204.43	4.3%
Constant currency same store rent and storage revenues per economic occupied pallet	$212.16	$204.43	3.8%

Physical occupancy(2)
Average physical occupied pallets	2,564	2,747	(6.6)%
Average physical pallet positions	3,748	3,741	0.2%
Physical occupancy percentage	68.4%	73.4%	-500 bps
Same store rent and storage revenues per physical occupied pallet	$240.00	$223.52	7.4%
Constant currency same store rent and storage revenues per physical occupied pallet	$238.80	$223.52	6.8%

Same store warehouse services:
Throughput pallets (in thousands)	29,096	29,949	(2.8)%
Same store warehouse services revenues per throughput pallet	$29.18	$27.77	5.1%
Constant currency same store warehouse services revenues per throughput pallet	$28.77	$27.77	3.6%

Number of non-same store sites(3)	81	69	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	1,161	230	405.0%
Economic occupancy percentage	75.3%	65.0%	1036 bps

Physical occupancy(2)
Average physical occupied pallets	1,137	219	418.6%
Average physical pallet positions	1,542	354	335.6%
Physical occupancy percentage	73.7%	61.9%	1180 bps

Non-same store warehouse services:
Throughput pallets (in thousands)	10,841	2,175	398.4%
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 81 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, 46 warehouses acquired through the Agro acquisition on December 30, 2020, eight warehouses acquired through the Hall’s acquisition on November 2, 2020, three warehouses acquired through the Casper’s and AM-C warehouse acquisitions on August 31, 2020 and eleven legacy facilities. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. The results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2021
2021 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20	Q1 20
Number of same store warehouses	160	160	160	160	160	160	160	160

Same store revenues:
Rent and storage	$159,917	$156,654	$150,337	$148,479	$155,469	$154,260	$152,167	$152,037
Warehouse services	218,898	215,851	208,711	205,588	213,940	209,868	199,409	208,462
Total same store revenues	$378,815	$372,505	$359,048	$354,067	$369,409	$364,128	$351,576	$360,499

Same store cost of operations:
Power	19,876	25,559	21,647	17,761	19,556	25,388	20,730	18,343
Other facilities costs	30,626	31,188	32,420	32,300	29,463	32,336	31,496	29,411
Labor	170,753	168,147	160,746	158,591	156,576	154,823	154,625	158,585
Other services costs	31,659	30,480	28,079	27,081	26,675	28,203	27,601	29,545
Total same store cost of operations	$252,914	$255,374	$242,892	$235,733	$232,270	$240,750	$234,452	$235,884

Same store contribution (NOI)	$125,901	$117,131	$116,156	$118,334	$137,139	$123,378	$117,124	$124,615
Same store rent and storage contribution (NOI)(1)	$109,415	$99,907	$96,270	$98,418	$106,450	$96,536	$99,941	$104,283
Same store services contribution (NOI)(2)	$16,486	$17,224	$19,886	$19,916	$30,689	$26,842	$17,183	$20,332

Total same store margin	33.2%	31.4%	32.4%	33.4%	37.1%	33.9%	33.3%	34.6%
Same store rent and storage margin(3)	68.4%	63.8%	64.0%	66.3%	68.5%	62.6%	65.7%	68.6%
Same store services margin(4)	7.5%	8.0%	9.5%	9.7%	14.3%	12.8%	8.6%	9.8%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	2,977	2,871	2,821	2,877	3,029	2,935	2,963	3,085
Economic occupancy percentage	79.5%	76.6%	75.2%	76.7%	80.8%	78.4%	79.3%	82.6%
Same store rent and storage revenues per economic occupied pallet	$53.72	$54.62	$53.35	$51.61	$51.33	$52.56	$51.35	$49.28

Physical occupancy
Average physical occupied pallets	2,653	2,545	2,507	2,552	2,752	2,653	2,697	2,885
Average physical pallet positions	3,746	3,746	3,748	3,752	3,751	3,744	3,737	3,733
Physical occupancy percentage	70.8%	67.9%	66.9%	68.0%	73.4%	70.9%	72.2%	77.3%
Same store rent and storage revenues per physical occupied pallet	$60.29	$61.55	$59.97	$58.18	$56.50	$58.14	$56.42	$52.71

Same store warehouse services:
Throughput pallets	7,340	7,317	7,332	7,107	7,440	7,454	7,320	7,734
Same store warehouse services revenues per throughput pallet	$29.82	$29.50	$28.47	$28.93	$28.76	$28.16	$27.24	$26.95

Table Continued on next page

Financial Supplement	Fourth Quarter 2021

	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20	Q3 20	Q2 20	Q1 20
Actual FX rates for the period
1 ARS =	0.010	0.010	0.011	0.011	0.013	0.014	0.015	0.016
1 AUS =	0.729	0.735	0.769	0.773	0.731	0.715	0.668	0.657
1 BRL =	0.179	0.191	0.191	0.183	0.185	0.186	0.186	0.208
1 CAD =	0.794	0.794	0.811	0.790	0.767	0.751	0.726	0.744
1 CLP =	0.001	0.001	0.001	0.001	n/a	n/a	n/a	n/a
1 EUR =	1.144	1.179	1.208	1.205	n/a	n/a	n/a	n/a
1 GBP =	1.348	1.378	1.394	1.379	n/a	n/a	n/a	n/a
1 NZD =	0.695	0.701	0.716	0.719	0.687	0.662	0.626	0.634
1 PLN =	0.248	0.258	0.267	0.265	n/a	n/a	n/a	n/a
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2021
2022 Same-store Historical Performance Trend - The following table reflects the actual results of our 2022 same store pool, in USD, for the respective periods.

	Three Months Ended				Year Ended
	Q4 21	Q3 21	Q2 21	Q1 21	2021
Number of same store warehouses	216	216	216	216	216

Same store revenues:
Rent and storage	$206,052	$204,052	$196,566	$194,203	$800,873
Warehouse services	288,858	294,506	277,168	268,591	1,129,123
Total same store revenues	$494,910	$498,558	$473,734	$462,794	$1,929,996

Same store cost of operations:
Power	27,817	34,755	29,474	24,776	116,822
Other facilities costs	46,102	47,639	47,002	46,727	187,470
Labor	220,410	223,019	207,773	200,950	852,152
Other services costs	56,567	52,545	46,437	44,448	199,997
Total same store cost of operations	$350,896	$357,958	$330,686	$316,901	$1,356,441

Same store contribution (NOI)	$144,014	$140,600	$143,048	$145,893	$573,555
Same store rent and storage contribution (NOI)(1)	$132,133	$121,658	$120,090	$122,700	$496,581
Same store services contribution (NOI)(2)	$11,881	$18,942	$22,958	$23,193	$76,974

Total same store margin	29.1%	28.2%	30.2%	31.5%	29.7%
Same store rent and storage margin(3)	64.1%	59.6%	61.1%	63.2%	62.0%
Same store services margin(4)	4.1%	6.4%	8.3%	8.6%	6.8%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	3,849	3,735	3,682	3,766	3,758
Economic occupancy percentage	78.7%	76.5%	75.4%	77.4%	77.0%
Same store rent and storage revenues per economic occupied pallet	$53.53	$54.62	$53.38	$51.56	$213.10

Physical occupancy
Average physical occupied pallets	3,524	3,408	3,367	3,442	3,435
Average physical pallet positions	4,890	4,880	4,882	4,869	4,880
Physical occupancy percentage	72.1%	69.8%	69.0%	70.7%	70.4%
Same store rent and storage revenues per physical occupied pallet	$58.47	$59.87	$58.39	$56.43	$233.15

Same store warehouse services:
Throughput pallets	9,280	9,328	9,213	8,945	36,766
Same store warehouse services revenues per throughput pallet	$31.13	$31.57	$30.08	$30.03	$30.71
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2021
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL(2)	Expansion	Distribution (A)	Multi-tenant	15.7	54	$107.2	7-9%	Q2 2019	Q4 2022
Chesapeake, VA	Expansion	Public (C)	Multi-tenant	4.5	12	$26.2	10-12%	Q4 2019	Q1 2021
N. Little Rock, AR	Expansion	Public(C)	Multi-tenant	3.2	12	$19.2	10-12%	Q4 2019	Q1 2021
Columbus, OH	Expansion	Public (C)	Multi-tenant	1.5	5	$7.0	14-15%	Q1 2020	Q2 2021
Savannah, GA(3)	Development	Distribution (C)	Multi-tenant	14.8	37	$69.5	7-9%	Q2 2020	Q3 2021
Atlanta, GA(4)	Expansion /Redevelopment	Distribution (A)	Multi-tenant	18.3	60	$130.0	10-15%	Q2 2021	Q1 2023
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64.0	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£6.6	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13.2	10-12%	Q3 2021	Q1 2023
(1)Cost to date through December 31, 2021, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost updated to reflect an additional $10 - $11 million of costs expected to be incurred over the next 12 months.
(3)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.
(4)Site operational Q2 2021 and estimated total cost includes construction holdbacks and progress payments for automation which are expected to be paid within the next 12 months.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$24	$17- $21	$41 - $45	10-12%	Q2 2022	Q3 2023
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$131	$21-$34	$151-$164	10-12%	Q3 2022	Q4 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€16	€11 - €13	€28 - €30	10-12%	Q3 2022	Q4 2023
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$129	$32-$45	$161-$174	10-12%	Q4 2022	Q1 2024
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$49	$32-$38	$81-$87	10-12%	Q4 2022	Q1 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	21	€3	€8 - €12	€11 - €15	10-12%	Q4 2022	Q3 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$6	A$54-A$58	A$60-A$64	10-12%	Q2 2023	Q1 2025
Atlanta 2, GA	Expansion	Distribution (A)	Multi-tenant	6.3	24	$21	$14 - $17	$35 - $38	10-12%	Q3 2023	Q2 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of December 31, 2021.

Financial Supplement	Fourth Quarter 2021

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
AM-C Warehouses	DFW, TX	2	13.8	45	$85.0	7.4%	8-10%	8/31/2020	Q4 2023
Caspers Cold Storage	Tampa, FL	1	3.2	12	$25.5	—%	9-10%	8/31/2020	Q4 2023
Halls Warehouse Corp(2)	New Jersey	8	58.0	200	$480.0	6.3%	7-8%	11/2/2020	Q1 2024
Agro Merchants Group (2)(3)(4)	US, Europe, South America, Australia	46	236.0	853	$1,699.0	6.5%	7.5-8.5%	12/30/2020	Q1 2026
Liberty Freezers	Canada	4	10.4	42	C$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(5)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(6)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/1/2021	Q4 2024
Brighton(7)	Denver, CO	1	12.1	33	$59.3	5.5%	7.5-8.5%	11/12/2021	Q1 2025
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	11/15/2021	Q1 2025
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)Stabilized NOI ROIC of 7.5-8.5% reflects a period of five years for the Agro acquisition.
(4)Due to stock component of transaction, the Agro Acquisition price was different from original announcement.
(5)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(6)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.
(7)Facility is approximately 50% occupied, resulting in a lower net entry NOI yield.

Financial Supplement	Fourth Quarter 2021
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of December 31, 2021, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. SuperFrio provides temperature-controlled storage and logistics services including storage, warehouse services, and transportation. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q4 21		Q3 21		Q2 21		Q1 21		Q4 20
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,006,278	R$	903,210	R$	817,378	R$	579,770	R$	579,475
Other assets	404,641		354,930		362,475		169,695		177,804
Total assets	1,410,919		1,258,140		1,179,853		749,465		757,279

Debt	533,397		503,902		462,719		282,863		254,514
Other liabilities	432,137		403,261		369,004		223,385		278,816
Equity	445,385		350,977		348,130		243,217		223,949
Total liabilities and equity	R$	1,410,919	R$	1,258,140	R$	1,179,853	R$	749,465	R$	757,279

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1795		0.1837		0.2013		0.1775		0.1925
Americold’s pro rata share of debt at BRL/USD rate		$14,362		$13,885		$13,972		$7,531		$7,349

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 21		Q3 21		Q2 21		Q1 21		Q4 20
	($’s in thousands)
Revenues	R$	123,199	R$	104,252	R$	69,047	R$	44,653	R$	51,122
Operating expenses	90,988		76,588		55,911		41,260		35,750
Operating income	32,211		27,664		13,136		3,393		15,372

Interest expense	15,865		13,765		9,530		6,738		6,863
Depreciation & amortization	20,669		13,003		10,602		8,579		10,070
Other income	(725)		(913)		(1,089)		(240)		(305)
Income tax expense (benefit)	11,490		477		331		(6,276)		(65)
Non-operating expenses	47,299		26,332		19,374		8,801		16,563
Net (loss) income	R$	(15,088)	R$	1,332	R$	(6,238)	R$	(5,408)	R$	(1,191)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1791		0.1912		0.1910		0.1830		0.1854
Americold’s pro rata share of NOI		$865		$793		$376		$93		$427
Americold’s pro rata share of Net (loss) income		$(405)		$38		$(179)		$(148)		$(33)
Americold’s pro rata share of Core FFO		$(61)		$358		$137		$116		$221
Americold’s pro rata share of AFFO		$400		$433		$76		$—		$389

Financial Supplement	Fourth Quarter 2021

As of December 31, 2021, the Company owned a 22.12% equity share in the Brazil-based Comfrio. We acquired this JV ownership in conjunction with the Agro acquisition, which closed on December 30, 2020. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q4 21		Q3 21		Q2 21		Q1 21		Q4 20
	($’s in thousands)
Net book value of property, buildings and equipment	R$	293,463	R$	304,497	R$	224,169	R$	238,471	R$	240,297
Other assets	263,395		235,250		277,756		255,380		295,052
Total assets	556,858		539,747		501,925		493,851		535,349

Debt	459,000		452,089		412,480		405,507		426,357
Other liabilities	145,266		118,122		107,125		101,536		108,782
Equity	(47,408)		(30,464)		(17,680)		(13,192)		210
Total liabilities and equity	R$	556,858	R$	539,747	R$	501,925	R$	493,851	R$	535,349

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD quarter-end rate	0.1795		0.1837		0.2013		0.1775		0.1925
Americold’s pro rata share of debt at BRL/USD rate		$18,126		$18,271		$18,267		$15,835		$18,056

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 21		Q3 21		Q2 21		Q1 21		Q4 20
	($’s in thousands)
Revenues	R$	95,910	R$	88,477	R$	70,356	R$	60,401	R$	76,522
Operating expenses	68,235		68,389		33,612		46,039		36,159
Operating income	27,675		20,088		36,744		14,362		40,363

Interest expense	32,911		22,550		17,357		13,074		21,468
Depreciation & amortization	17,976		11,657		18,937		17,787		19,580
Other (income) loss	(6,435)		41		(3,530)		(2,789)		(836)
Income tax benefit	(5,083)		(3,488)		—		—		(1,759)
Non-operating expenses	39,369		30,760		32,764		28,072		38,453
Net (loss) income	R$	(11,694)	R$	(10,672)	R$	3,980	R$	(13,710)	R$	1,910

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD average rate	0.1791		0.1912		0.1910		0.1830		0.1854
Americold’s pro rata share of NOI		$1,090		$845		$1,544		$578		$1,646
Americold’s pro rata share of Net (loss) income(1)		$(461)		$(449)		$167		$(552)		$78
Americold’s pro rata share of Core FFO		$116		$136		$434		$(411)	n/a
Americold’s pro rata share of AFFO		$(753)		$(113)		$1,186		$(17)	n/a

(1) Q4 20 above represents the full quarter results for the Comfrio JV, however, our share of net loss reflected on the Condensed Consolidated Statement of Operations for the same time period does not reflect the results of Comfrio due to immateriality of one day of ownership.

Financial Supplement	Fourth Quarter 2021

2022 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
Feb. 24, 2022
Warehouse segment same store revenue growth (constant currency)	(2)% - 0%
Warehouse segment same store NOI growth (constant currency)	0- 200 bps higher than associated revenue
Managed and Transportation segment NOI	$44M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $30M - $34M )	$210M- $229M
Current income tax expense	$7M - $12M
Deferred income tax benefit (expense)	($6M) - ($9M)
Non real estate depreciation and amortization expense	$120M - $140M
Total maintenance capital expenditures	$75M - $85M
Development starts (1)	$100M - $200M
AFFO per share	$1.00 - $1.10
Assumed FX rates	1 ARS = 0.010 USD 1 AUS = 0.727 USD 1 BRL = 0.017 USD 1 CAD = 0.7925USD 1 CLP = 0.001 USD 1 EUR = 1.13 USD 1 GBP = 1.33 USD 1 NZD =0.685 USD 1 PLN = 0.245 USD

(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Fourth Quarter 2021

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation, asset disposals, impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, non-core asset impairment, share-based compensation expense for the IPO retention grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, non-real estate asset impairment, amortization of above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, and net gain on sale of real estate, net of withholding taxes and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss on partially owned entities, asset impairment, foreign currency exchange gain or loss, share-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, bridge loan commitment fees, net loss on other asset disposals and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.